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GSTX Adds Two Solar Industry Veterans to its Board of Directors

Terry Jester and Danny Kennedy add manufacturing, scale-up and market development expertise to advance domestic supply-chain strategy.

PHOENIX, AZ, UNITED STATES, June 30, 2026 /EINPresswire.com/ -- Graphene & Solar Technologies Limited (OTCID: GSTX) ("GSTX") announces that Terry Jester and Danny Kennedy have joined its Board of Directors to significantly expand the Board's solar industry depth and expertise.

Terry Jester and Danny Kennedy greatly strengthen GSTX in its plans to create domestic supply chains for high-purity quartz, polysilicon, and silicon wafers outside of Asia. Strengthening U.S. supply-chain resilience, creating good-paying jobs, and supporting energy security are key aspects of the GSTX agenda.

"We continue to execute our manufacturing strategy and align our commercial, engineering, and operational priorities by growing our leadership team," said Jason May, executive chairman and CEO of GSTX. "Terry and Danny bring highly relevant experience across solar manufacturing, scale-up execution, capital formation, and market development. This supports GSTX in its broader integrated solar materials business."

> We continue to execute our manufacturing strategy and align our commercial, engineering, and operational priorities by growing our leadership team."
>
> *Jason May, executive chairman and CEO*

Dr. Andrew Liang and Charles Wantrup are retiring from GSTX's Board of Directors. "We sincerely thank Andrew and Charles for their long service and valuable contributions," stated May. "Their guidance strengthened our organization, and we are pleased to announce that they

will continue to support GSTX as advisors."

About Terry Jester. As CEO, COO, or board member, Ms. Jester is a solar manufacturing and operations veteran. She has deep experience leading photovoltaic and electronic manufacturing organizations. She is known for hands-on leadership in solar fabrication operations and for optimizing teams, processes, and cost structures across the silicon and thin-film value chain. Ms. Jester recently retired as managing director at Kiwa PI Berlin, a provider of risk management and quality assurance services for critical solar equipment, supporting banks, investors, developers, utilities, and project contractors. She was previously CEO and is now chairman of Highland Materials (formerly Silicor Materials), one of the last U.S.-based solar manufacturers to operate at scale. She also serves on the Board of NEXT Energy Technologies, creating building-integrated photovoltaics (BIPV) solutions for architectural glass. Ms. Jester holds a bachelor's degree in mechanical engineering from California State University Northridge.

About Danny Kennedy. Mr. Kennedy is a clean energy and climate innovation leader with more than three decades of experience spanning entrepreneurship, investing, advocacy, and industry collaboration. He serves as a senior advisor to The Sunrise Project, Wollemi Capital, plus various startups, and is Secretary to the Board of the Global Solar Council. He previously was the founding CEO of New Energy Nexus and Managing Director of the California Clean Energy Fund. He co-founded Sungevity, which helped pioneer remote solar system design, as well as Powerhouse, an innovation firm based in Oakland, CA. Mr. Kennedy also serves on the Board of Powerhive, a solar mobility company in Kenya, and is building FutureKeepers, a media business focused on accelerating the energy transformation. He earned a bachelor's degree in science from Macquarie University.

About the Graphene & Solar Technologies Limited Group of Companies
Graphene & Solar Technologies Limited includes majority- and wholly owned companies having the Quartz & Silicon Materials ("QSM") brand. The subsidiaries are located in Australia, New Zealand, and the United States. The U.S.-based QSM subsidiary is an entrant in the U.S. solar materials industry, focusing on supporting domestic solar manufacturing with an integrated, resilient supply chain. GSTX subsidiaries are led by teams with strong experience in solar, semiconductor, and quartz manufacturing. GSTX is headquartered in Phoenix, AZ, and is listed on the OTCID Basic Market under the symbol "GSTX." For more information, visit www.quartz.rocks.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable U.S. securities laws. Forward-looking statements include, without limitation, statements regarding financing plans, project development timelines, manufacturing plans, market conditions, and potential benefits of government incentives. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially. GSTX undertakes no obligation to update these forward-looking statements except as required by law.

Warren Djerf
GSTX
+1 952-920-3908
warren@quartz.rocks
